Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement of First American Group, Inc. on Form S-1 of our report dated November 30, 2010, with respect to the audited financial statements of First American Group Inc. for the period from March 11, 2010 (date of inception) through September 30, 2010.

We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ MaloneBailey, LLP
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MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas
December 9, 2010